UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 23, 2010


                            AMERIWEST PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-137481                 06-1781911
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

575 Anton Blvd., Suite 300, Costa Mesa, CA                         92626
 (Address of principal executive offices)                        (Zip Code)

                                 (714) 276-0202
              (Registrant's telephone number, including area code)

                            Ameriwest Minerals Corp.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
          YEAR

On December 23, 2010, we effected a six (6) for one (1) forward stock split of our authorized and issued and outstanding shares of common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock to 450,000,000 shares of common stock and our issued and outstanding shares of common stock increased from 6,250,000 shares of common stock to 37,500,000 shares of common stock, all with a par value of $0.001.

Also effective December 23, 2010, we have changed our name from "Ameriwest Minerals Corp." to "Ameriwest Petroleum Corp." by way of a merger with our wholly-owned subsidiary Ameriwest Petroleum, which was formed solely for the change of name.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 23, 2010 under the symbol "AWSSD". The "D" on our trading symbol will be removed 20 days after December 23, 2010. Our new CUSIP number is 03077R 102.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01      Articles of Merger

3.02      Certificate of Change

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST PETROLEUM CORP.


/s/ William Muran
----------------------------------------
William Muran
President and Director
Date: December 29, 2010

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